THE LETTER OF INTENT

                   FOR DEVELOPMENT OF DALIAN METROPOLITAN AREA

                           BROADBAND NETWORK BUSINESS

Dalian Metropolitan Area Network center (hereinafter " Party A"), a company registered in City of Dalian, the People's Republic of China, now is developing an integrated broadband information network in the territory of city.

Big Sky Network Canada Ltd. (hereinafter " Party B"), a company, registered in British Virgin Island and headquartered in Calgary, Canada, with the business in broadband cable TV network investment, development and construction, is willing to cooperate with Party A in developing Internet related business, data transmission business and other value-added network services on the broadband network in Dalian. After exchange of information by both parties, both mutually agree there will be a good opportunity for cooperation and a potential market for the business on the Dalian Metropolitan Broadband Network (DMBN).

NOW, THEREFORE, Party A and Party B have reached an agreement for the cooperation intent and planned work schedule for next three (3) months as follows:

         1. Party A and Party B hereby agree that both Parties will jointly develop Internet related business, broadband data transmission business and value-added network services on the network. Party B will provide all investment funds, equipment and technology required by the project to develop business on DMBN. Party A will offer the use right of its DMBN network to participate the cooperation.

         2. The cooperative joint venture will be established in City of Dalian. Name of this Joint Venture will be determined in the timing to be coming. The investment amount, registered capital, and distribution




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             of profits to both parties shall be  negotiated  and  confirmed  by both parties in the final contract. The project period shall get into effect upon the commencement date of the planned business and continue for a period of twenty (20) years.

         3. Both Parties will set a joint feasibility research team discuss and arrange all related contents of cooperation for development of broadband cable TV network. Both parties will discuss working timetable.

         4. Each party will be responsible for its own expenses incurred during the period of preparation of joint venture.

         5. This agreement is written both in the Chinese and English languages. Two (2) copies of both versions shall be respectively provided to both parties. This agreement, which may be executed in counterparts, is executed as of the date below written by duly authorized representatives of Party A and Party B.




Party A:                                            Party B:
Dalian Metropolitan Area                            Big Sky Network Canada, Ltd.
Network Center

By:    /s/ PING CHEN                                 By:    /s/ DAMING YANG
       --------------                                       ----------------
Name:  Ping Chen                                    Name:   Daming Yang
Title: General Manager                              Title:  President
Date:  March 1, 2000                                Date:   March 1, 2000

                                                             [SEAL APPEARS HERE]


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